EXHIBIT 10.2


                        BALDWIN TECHNOLOGY COMPANY, INC.
                          2005 EQUITY COMPENSATION PLAN

                 [FORM OF] Restricted Stock Unit Award Agreement


This Award Agreement evidences the grant of restricted stock units, whereby each restricted stock unit represents the right to receive one Share of stock at the time specified below. The restricted stock units are granted pursuant to the 2005 Equity Compensation Plan (the "Plan") of Baldwin Technology Company, Inc. (the "Company") to the individual whose name appears below (the "Grantee"), pursuant to the provisions of the Plan and on the following express terms and conditions (capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Plan):

1.   Name of Grantee:                           [First Name] [Last Name]

2.   Number of Restricted Stock Units:          [Amount]

3.   Grant Date:                                [Date]

4. Vesting Dates: As provided in Section 4.6 of the Plan, the restricted stock units shall become vested in three equal annual installments commencing on the first anniversary date of the Grant Date, subject to accelerated vesting upon a Change in Control.

5. Delivery Date: On each vesting date, Shares of stock equal to the number of restricted stock units that vest on such vesting date will be delivered to the Grantee, provided the Grantee continues to serve as a Director to the Company or remains employed by the Company or its subsidiaries on such date.

6. Rights as Stockholder. Prior to the issuance and delivery of Shares, the Grantee shall have no rights as a stockholder with respect to the restricted stock units.

7. Termination: Upon the termination of the Grantee's employment or directorship for any reason prior to a vesting date, the restricted stock units will be forfeited and the Grantee shall have no further right to the delivery of any Shares of stock.

A copy of the Plan, and other materials required to be delivered or made available to the Grantee, will be delivered or made available electronically, provided that upon request of the Grantee, the Company will deliver to the Grantee paper copies of such materials.



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BALDWIN TECHNOLOGY COMPANY, INC.                Agreed to and Accepted by:



By:
   -----------------------------                -----------------------------
   Gerald A. Nathe                              [First Name] [Last Name]
   Chairman and CEO










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